UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2024
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Teladoc Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37477 (Commission File Number)	04-3705970 (I.R.S. Employer Identification No.)
2 Manhattanville Road Suite 203 Purchase, NY 10577
(Address of principal executive offices and zip code)
(203) 635-2002
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	TDOC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2024, Joseph Catapano joined Teladoc Health, Inc. (the “Company”) as its Senior Vice President and Chief Accounting Officer. Mr. Catapano, age 56, previously served as Vice President, Chief Accounting Officer of Pitney Bowes Inc. from August 2017 to September 2024. In this role, he served as the Company’s principal accounting officer. He served as Interim Chief Financial Officer from November 2020 to February 2021 and as Vice President and Controller of Pitney Bowes from 2008 until 2017. Prior to 2008, Mr. Catapano served as Vice President of Finance for Pitney Bowes’ mailing businesses in the U.S., Canada and South America and also served in positions of increasing responsibility in the Corporate Controller’s group since joining Pitney Bowes in 1997. Prior to joining Pitney Bowes, Mr. Catapano held finance positions with PepsiCo Inc. and was an Audit Manager with KPMG Peat Marwick where he spent six years serving multinational companies. He is a Certified Public Accountant in the state of Connecticut. He holds a BS in Financial Accounting from the University of New Haven and a certificate in Executive Education from the Darden School of Business at the University of Virginia.

There are no arrangements or understandings between Mr. Catapano and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Catapano and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Catapano that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his commencement of employment with the Company, Mr. Catapano and the Company entered into an executive employment agreement that provides for (i) an annual base salary of $375,000, (ii) a sign-on bonus in the amount of $100,000, (iii) eligibility to receive an annual bonus targeted at 40% of his annual base salary, with a guaranteed bonus for 2024 equal to $150,000, and (iv) a new-hire incentive equity award of 25,000 restricted stock units. One-third of the restricted stock units to be issued to Mr. Catapano are expected to vest on the first anniversary of the grant date, with the remainder vesting in eight substantially equal quarterly installments beginning on the 15-month anniversary of the grant date, subject to Mr. Catapano’s continued service on the applicable vesting date.

Mr. Catapano will be eligible for payments and benefits in connection with a qualifying termination of employment pursuant to the terms of the Company’s Level 13 Severance Plan (formerly the Senior Leader Severance Plan) as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020. Mr. Catapano is subject to customary non-compete and non-solicitation provisions during the term of his employment and for a period of one year following his termination. Mr. Catapano has also entered into the Company’s standard indemnification agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024

Teladoc Health, Inc.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary